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                                                                    EXHIBIT 99.1
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          THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       ONTRACK DATA INTERNATIONAL, INC.
              9023 COLUMBINE ROAD, EDEN PRAIRIE, MINNESOTA 55347

                                     PROXY

  The undersigned, a shareholder of ONTRACK Data International, Inc. (the "Company"), hereby appoints John M. Bujan and Thomas P. Skiba, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Special Meeting of the Shareholders of ONTRACK Data
International, Inc. to be held at [                        ], on [Weekday],
January [ ], 2000, at [ ] [a.m./p.m.], and any adjournments or postponements thereof, upon any and all matters which may properly be brought before the meeting or any adjournments thereof, with all the powers which the undersigned would possess if personally present.

  The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Special Meeting.

  It will be voted on the matters set forth on the reverse side of this form as directed by the shareholder, but if no direction is made in the space provided, it will be voted FOR proposal (1).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                           (CONTINUED ON OTHER SIDE)
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                                             Please mark
                                             your votes
                                          as indicated in    [X]
                                                this
                                              example

                                                 FOR        AGAINST     ABSTAIN

                                                 [_]          [_]         [_]

 1. Proposal to approve an Agreement and Plan of Reorganization pursuant to which Ontrack would be merged with a subsidiary of Legato Systems, Inc.

 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ] Indicate changes below:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Signature(s) ____________________________   Date _____________________________,

Stockholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.